Exhibit 99.2

Pro Forma Financial Information

Croghan Bancshares, Inc. and Indebancorp

Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2013, and the unaudited pro forma condensed combined consolidated statement of income for the nine months ended September 30, 2013, have been prepared to reflect the merger of Indebancorp with and into Croghan as if the merger had occurred on September 30, 2013. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements and are described in the accompanying Notes. Croghan’s management believes that the estimates used in these pro form financial statements are reasonable under the circumstances.

The unaudited pro forma condensed combined consolidated financial information has been prepared based on the purchase method of accounting reflecting the issuance of 592,272 Croghan common shares in the merger.

The unaudited pro forma condensed combined consolidated financial statements included herein are presented for information purposes only. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2013 is not necessarily indicative of the combined financial position had the merger been effective at that date. The unaudited pro forma condensed combined consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the merger been effective at the beginning of the periods indicated, or of the future results of operations of Croghan.

These pro forma financial statements do not include the effects of any potential cost savings which management believes will result from operating the banking business of Indebancorp and its subsidiary, National Bank of Ohio, as branches and combining certain operating procedures. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

Exhibit 99.2

Croghan Bancshares, Inc.

Indebancorp

Pro Forma Condensed Combined Consolidated Balance Sheet

September 30, 2013

	Historical Croghan	Historical Indebancorp	Pro Forma Adjustments Debit/(Credit)	Footnote Reference	Pro Forma Combined

	(Unaudited) (in thousands except per share data)
ASSETS:
Cash and due from banks	$19,986	$17,501	$(9,334)	(1)	$28,153
Fed Funds sold		723	—		723
Securities available for sale	230,824	24,233	—		255,057

Loans, gross	326,862	177,176	(5,315)	(2)	498,723
Allowance for loan losses	(4,121)	(2,355)	2,355	(3)	(4,121)
Premises and equipment	7,218	2,838	—		10,056
Real estate owned	919	222	—		1,141
Federal Home Loan Bank stock	4,177	952	—		5,129
Bank owned life insurance	11,174	5,570	—		16,744
Loan servicing rights	175	944	—		1,119
Core Deposit Premium	723	—	1,685	(4)	2,408
Goodwill	14,629	—	8,179	(5)	22,808
Accrued interest and other assets	4,484	1,928	637	(6)	7,049

Total Assets	$617,050	$229,732	$(1,793)		$844,989

LIABILITIES:
Deposits	$521,087	$196,815	$500	(7)	$718,402
Repurchase agreements	13,743	—			13,743
Other borrowings	14,357	8,217	100	(8)	22,674
Accrued expenses and other liabilities	2,692	2,672			5,364

Total Liabilities	551,879	207,704	600		760,183

EQUITY:
Common stock	23,926	1,282	6,122	(9)	31,330
Additional paid-in capital	185	—	13,000	(9)	13,185
Retained earnings	47,412	20,811	(21,580)	(10)	46,643
Treasury stock	(8,084)	—			(8,084)
Accumulated other comprehensive income (loss)	1,732	(65)	65	(11)	1,732

Total Stockholders’ Equity	65,171	22,028	(2,393)		84,806

Total Liabilities & Stockholders’ Equity	$617,050	$229,732	$(1,793)		$844,989

Exhibit 99.2

Croghan Bancshares, Inc.

Indebancorp

Pro Forma Condensed Combined Consolidated Statement of Income

For the Nine months Ended September 30, 2013

			Pro Forma
	Historical	Historical	Adjustments	Footnote	Pro Forma
	Croghan	Indebancorp	Debit/(Credit)	Reference	Combined
	(Unaudited) (in thousands except per share data)
Interest income	$15,567	$7,509	$464	(12)	$23,540
Interest expense	1,634	1,187	(218)	(7)(8)	2,603

Net interest income	13,933	6,322	682		20,937
Provision for loan losses	275	475	—		750

Net interest income after provision for loan losses	13,658	5,847	682		20,187
Non-interest income	3,610	1,538	—		5,148
Non-interest expense	12,935	5,856	230	(4)	19,021

Income before income taxes	4,333	1,529	452		6,314
Income tax provision	671	374	154	(13)	1,199

Net Income	$3,662	$1,155	$298		$5,115

Earnings per share
Basic	$2.18	$2.23
Diluted	$2.17	$2.23
Pro Forma earnings per share
Basic				(14)	$2.25
Diluted				(14)	$2.25

Exhibit 99.2

A. PRELIMINARY PURCHASE ACCOUNTING ALLOCATIONS

The unaudited pro forma condensed combined consolidated financial information for the merger includes an unaudited pro forma condensed combined balance sheet as of September 30, 2013 assuming the merger was completed on September 30, 2013. The unaudited pro forma condensed combined consolidated statements of income is for the nine months ended September 30, 2013.

Preliminary Purchase Accounting Allocations

September 30, 2013
(Dollars in thousands)

Indebancorp shareholders’ equity – September 30, 2013			$22,028
Less estimated fair value adjustments:
Loan fair value	$(5,315	)(2)
Allowance for loan losses	2,355	(3)

Loans, net	(2,960)
Core deposit intangible	1,685	(4)
Deferred tax asset, net	637	(6)
Deposits fair value	(500	)(7)
Other Borrowings fair value	(100	)(8)

Total fair value adjustments			(1,238)

Estimated fair value of Indebancorp net assets at September 30, 2013			20,790
Total consideration paid to Indebancorp shareholders (**)			28,969

Goodwill			$8,179

**	The purchase price is based on estimated total consideration of $28,969, including $8,565 cash and issuance of 592,272 (Note 9) shares of Croghan common stock at a price of approximately $34.45 per common share for a value of $20,404. The $34.45 per common shares value for Croghan’s common stock is the 20 day average closing price ending September 30, 2013 for Croghan common stock.

B. Notes:

(1)	Cash consideration of $8,565 paid to Indebancorp’s shareholders plus estimated transaction costs of ($825), less tax benefit of ($56) for a total of $769, net of tax.
(2)	Estimated fair value of Indebancorp’s loan portfolio acquired is estimated by Croghan to be less than book value. Based on management’s judgment, Croghan applied a discount to the loan portfolio to estimate the fair value adjustment as of September 30, 2013. The adjustment reflects Croghan’s estimates of both market interest rate differential and credit considerations on pools of loans and the potential adjustments required by ASC 310-30, “Receivables - Loans and Debt Securities Acquired with Deteriorated Credit Quality” for applicable individual loans. The portion of the fair market value adjustment that is accretable is assumed to amortize into interest income on a level yield basis over the estimated remaining life of the loans.
(3)	Elimination of Indebancorp’s allowance for loan losses.
(4)	Represents the establishment of the estimated core deposit intangible. The core deposit intangible is assumed to amortize into non-interest expense over 10 years, using accelerated methods.
(5)	Goodwill estimate based on the excess of the purchase price over the estimated fair value of the net assets acquired.
(6)	Tax effect of estimated fair market value adjustments.
(7)	Estimated fair market value adjustment related to deposits and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the deposits.
(8)	Estimated fair market value adjustment related to FHLB borrowings and is assumed to amortize into interest expense on a level basis over the estimated life of the borrowings.

Exhibit 99.2

(9)	Reflects the elimination of Indebancorp’s common stock ($1,282) and the additional par value from the issuance of 592,272 Croghan shares to Indebancorp’s shareholders ($7,404), as well as the additional paid-in capital ($13,000) representing the excess capital over the par value for the shares issued.
(10)	Reflects the elimination of Indebancorp’s retained earnings and after-tax transaction costs of $769.
(11)	Reflects the elimination of Indebancorp’s unrealized securities gains, net of tax.
(12)	Interest income impact of lost earnings on merger expenses and cash consideration.
(13)	Represents the income tax effect of the estimated purchase accounting adjustments using a tax rate of 34%.
(14)	Basic and diluted pro forma earnings per share for the nine months ended September 30, 2013 have been computed based on 1,678,630 (Croghan basic), 1,685,983 (Croghan diluted), 519,082 (Indebancorp basic and diluted) and 2,270,902 (pro forma basic) and 2,278,255 (pro forma diluted) shares, respectively.